UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 30, 2005

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

1401 Dove Street, Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Common Stock Sales Agreement

On September 30, 2005, Impac Mortgage Holdings, Inc. (the “Company”) entered into a Common Stock Sales Agreement (the “Common Stock Sales Agreement”) with Brinson Patrick Securities Corporation (“Brinson Patrick”). In accordance with the terms of the Common Stock Sales Agreement, the Company may offer and sell up to 7,500,000 shares of its common stock from time to time through Brinson Patrick as sales agent.

Sales of the shares of common stock, if any, may be made in privately negotiated transactions, through alternative trading systems and/or any other method permitted by law, including transactions that are deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. Brinson Patrick will offer the shares of common stock on a daily basis or as otherwise agreed upon by the Company and Brinson Patrick. The Company will designate the maximum amount of shares of common stock to be sold through Brinson Patrick on a daily basis or otherwise as the Company and Brinson Patrick agree. Subject to the terms and conditions of the Common Stock Sales Agreement, Brinson Patrick will use its reasonable efforts to sell on the Company’s behalf all of the designated shares of common stock. The Company may instruct Brinson Patrick not to sell shares of common stock if the sales cannot be effected at or above the price designated by the Company in any such instruction. The Company or Brinson Patrick, on its own behalf, may suspend the offering of shares of common stock upon proper notice.

Brinson Patrick will be entitled to a commission of 3.0%, based on the gross sales price per share, with respect to sales of the Company’s capital stock, whether preferred or common, for up to and including $17,500,000 in gross sales proceeds, sold through it as agent under any sales agency agreement between the Company and Brinson Patrick. For sales of the Company’s capital stock resulting in gross sales proceeds in excess of $17,500,000, Brinson Patrick will be entitled to a commission of 2.5%, based on the gross sales price per share.

The Common Stock Sales Agreement will terminate upon the sale of all the designated shares, and may be terminated earlier by either the Company or Brinson Patrick at any time by providing written notice of termination to the other party.

Preferred Stock Sales Agreement

On September 30, 2005, the Company entered into a Preferred Stock Sales Agreement (the “Preferred Stock Sales Agreement”) with Brinson Patrick. In accordance with the terms of the Preferred Stock Sales Agreement, the Company may offer and sell up to 800,000 shares of its 9.125% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, $.01 par value per share (the “Series C Preferred Stock”), from time to time through Brinson Patrick as sales agent.

Sales of the shares of Series C Preferred Stock, if any, may be made in privately negotiated transactions, through alternative trading systems and/or any other method permitted by law, including transactions that are deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. Brinson Patrick will offer the shares of Series C Preferred Stock on a daily basis or as otherwise agreed upon by the Company and Brinson Patrick. The Company will designate the maximum amount of shares of Series C Preferred Stock to be sold through Brinson Patrick on a daily basis or otherwise as the Company and Brinson Patrick agree. Subject to the terms and conditions of the Sales Agreement, Brinson Patrick will use its reasonable efforts to sell on the Company’s behalf all of the designated shares of Series C Preferred Stock. The Company may instruct Brinson Patrick not to sell shares of Series C Preferred Stock if the sales cannot be effected at or above the price designated by the Company in any such instruction. The Company or Brinson Patrick, on its own behalf, may suspend the offering of shares of Series C Preferred Stock upon proper notice.

Brinson Patrick will be entitled to a commission of 3.0%, based on the gross sales price per share, with respect to sales of the Company’s capital stock, whether preferred or common, for up to and including $17,500,000 in gross sales proceeds, sold through it as agent under any sales agency agreement between the Company and Brinson Patrick. For sales of the Company’s capital stock resulting in gross sales proceeds in excess of $17,500,000, Brinson Patrick will be entitled to a commission of 2.5%, based on the gross sales price per share.

The Preferred Stock Sales Agreement will terminate upon the sale of all the designated shares, and may be terminated earlier by either the Company or Brinson Patrick at any time by providing written notice of termination to the other party.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

1.1(a)	Common Stock Sales Agreement, dated September 30, 2005, by and between Impac Mortgage Holdings, Inc., and Brinson Patrick Securities Corporation.

1.1(b)	Preferred Stock Sales Agreement, dated September 30, 2005, by and between Impac Mortgage Holdings, Inc. and Brinson Patrick Securities Corporation.

5.1	Legal Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP.

5.2	Legal Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP.

23.1	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.1).

23.2	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: October 3, 2005

	By:	/s/ Ronald M. Morrison
	Name:	Ronald M. Morrison
	Title:	General Counsel, Executive Vice President
and Secretary

Exhibit Index

1.1(a)	Common Stock Sales Agreement, dated September 30, 2005, by and between Impac Mortgage Holdings, Inc., and Brinson Patrick Securities Corporation.

1.1(b)	Preferred Stock Sales Agreement, dated September 30, 2005, by and between Impac Mortgage Holdings, Inc. and Brinson Patrick Securities Corporation.

5.1	Legal Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP.

5.2	Legal Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP.

23.1	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.1).

23.2	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.2).

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